Exhibit 32

Written Certification
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies in his capacity as Principal Executive, Financial and Accounting Officer of Regional Brands Inc. (the “Company”) that

(a)  the Annual Report of the Company on Form 10-K for the transition period ended December 31, 2016 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

(b)  the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Dated: March 31, 2017

/s/ Fred DiSanto
Fred DiSanto, Principal Executive, Financial and Accounting Officer